                                                                    EXHIBIT 99.8

                    GUIDELINES FOR CERTIFICATION OF TAXPAYER
                  IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

Guidelines For Determining The Proper  Identification Number To give The Payer -
Social  Security  numbers  have  nine  digits  separated  by two  hyphens:  i.e.
000-00-0000.  Employer identification numbers have nine digits separated by only one hyphen: i.e.  00-0000000.  The table below will help determine the number to give the payer.

                   For This Type of Account                                      Give the SOCIAL SECURITY Number of

1.  An individual's account                                      The individual
2.  Two or more individuals (joint account)                      The actual owner of the account or, if combined funds, the first individual on the account (1)
3.  Husband and wife (joint account)                             The actual owner of the account or, if joint funds, the first individual on the account (1)
4.  Custodian account of a minor (Uniform Gift to Minors Act)    The minor (2)
5.  Adult and minor (joint account)                              The adult, or if the minor is the only contributor, the minor (1)
6.  Account in the name of guardian or committee for a           The ward, minor, or incompetent person (3)
    designated ward, minor, or incompetent person
7a. The usual revocable savings trust account (grantor is        The grantor-trustee (1)
    also trustee)
7b. So-called trust account that is not a legal or valid         The actual owner (1)
    trust under State Law

                   For This Type of Account                                   Give the EMPLOYER IDENTIFICATION Number of

8.  Sole proprietorship or single-owner LLC account               The owner (4)
9.  A valid trust, estate, or pension trust.                      Legal entity (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.) (5)
10. Corporate account or account of a LLC electing corporate      The corporation
    status on Form 8832
11. Religious, charitable, or educational organization account    The organization
12. Partnership or multi-member LLC account held in the name      The partnership
    of the business
13. Association, club, or other tax exempt organization           The organization
14. A broker or registered nominee                                The broker or nominee
15. Account with the Department of Agriculture in the name of     The public entity
    a public entity (such as a State or local government,
    school district or prison) that receives agricultural
    program payments.

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner. If the owner does not have an employer identification number, furnish the owner's social security number.
(5) List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

OBTAINING A NUMBER
If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Card, or Form SS-4,
Application for Employer Identification Number, at the local office of the
Social Security Administration or the Internal Revenue Service and apply for a number

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding on interest, dividends, and broker transactions payments include the following:

     o    A corporation
     o    A financial institution
     o    An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under sections 403(b)(7)
     o    The United States or any agency or instrumentality thereof
     o    A State, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof
     o    A foreign government, a political subdivision of a foreign government or any agency or instrumentality thereof
     o    An international organization or any agency, or instrumentality thereof
     o    A registered dealer in securities or commodities registered in the US or a possession of the US
     o    A real estate investment trust
     o    A common trust fund operated by a bank under section 584(a)
     o    An entity registered at all times under the Investment Company Act of
          1940
     o    A foreign central bank of issue
     o    A futures commission merchant registered with the Commodity Futures
          Trading Commission

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

     o    Payments to nonresident aliens subject to withholding under sections
          1441
     o    Payments to partnerships not engaged in a trade or business in the US and which have at least one nonresident partner
     o    Payments of patronage dividends where the amount received is not paid in money
     o    Payments made by certain foreign organizations
     o    Payments made to a nominee

Payments of interest not generally subject to backup withholding include the following:

     o    Payments of interest on obligations issued by individuals

Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

     o    Payments of tax-exempt interest (including exempt-interest dividends under section 852)
     o    Payments described in section 6049(b)(5) to nonresident aliens
     o    Payments on tax-free covenant bonds under section 1451
     o    Payments made by certain foreign organizations
     o    Payments made to a nominee

Exempt payees described above should file a Substitute Form W-9 to avoid possible erroneous backup withholding. FURNISH YOUR TAXPAYER IDENTIFICATION
NUMBER, SIGN AND DATE THE FORM, AND RETURN IT TO THE PAYER.

Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a),
6045, and 6050A.

PRIVACY ACT NOTICE - Section 6109 of the Internal Revenue Code requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The
IRS uses the numbers for identification purposes and to help verify the accuracy of payees' tax returns. The IRS may also provide this information to the
Department of Justice for civil and criminal litigation, and to cities, states, and the District of Columbia to carry out their tax laws. The IRS may also disclose this information to other countries under a tax treaty, or to federal and state agencies to enforce federal nontax criminal laws and to combat terrorism. Payers must be given the numbers whether or not recipients are required to file tax returns. A payer must generally withhold as required by
U.S. tax law from taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER - If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING - If you
make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION - Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS